EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-216443) pertaining to the Securities to be Offered to Employees in Employee Benefit Plans of Hamilton Lane Incorporated of our report dated June 22, 2017, with respect to the consolidated financial statements of Hamilton Lane Incorporated, included in this Annual Report (Form 10-K of Hamilton Lane Incorporated) for the year ended March 31, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 26, 2017